UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2008

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on November 14, 2007, the Board of Directors of Lake Shore Bancorp, Inc. (the “Company”) adopted a stock repurchase program which authorized the Company to repurchase up to an aggregate of 141,342 shares of its outstanding common stock in either open market or private transactions. Following the approval by the Company’s Board of Directors on March 11, 2008, the Company entered into a plan under Rule 10b5-1 of the Securities Act of 1934 to repurchase up to 50,000 shares of common stock pursuant to the stock repurchase program. The Company may also continue to make opportunistic purchases in the open market or in privately negotiated transactions. As of March 13, 2008, the Company has repurchased 60,824 shares of its common stock pursuant to the stock repurchase program.

A copy of the press release regarding the stock repurchase program is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release of Lake Shore Bancorp, Inc. dated March 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer

Date: March 14, 2008